UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 31, 2010
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY  10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K dated December 13, 2010, in connection with the first closing of a private placement transaction (the “Private Placement”), we raised aggregate gross proceeds of $1,035,000 and entered into subscription agreements (“Subscription Agreements”) with thirteen accredited investors (the “Investors”), pursuant to which the Company sold and issued to the Investors an aggregate of 2,070,000 units (the “Units”) at a purchase price of $0.50 per Unit.  Each Unit is comprised of (i) one share of our common stock, par value $0.02 per share (the "Common Stock"), and (ii) a five-year warrant (the “Investor Warrant”) to purchase one share of our Common Stock at a per share exercise price of $0.50 per share. On December 31, 2010, we completed the final closing of the Private Placement.  In connection with the final closing, we entered into Subscription Agreements with two additional accredited investors pursuant to which the Company sold an aggregate of 550,000 additional Units.

At the final closing a total of 550,000 shares of Common Stock were issued.  In addition, Investor Warrants to purchase a total of 550,000 shares of Common Stock at the exercise price of $0.50 per share were issued pursuant to such closing. Investors were granted certain piggyback registration rights with respect to the shares of Common Stock purchased by them, including those underlying the Investor Warrants.

In connection with the final closing, we received net proceeds of approximately $257,000 after payment of $16,500 of cash commissions to National Securities Corporation, the placement agent of the Private Placement and our wholly-owned subsidiary (the “Placement Agent”), and other offering expenses and related costs in connection with the Private Placement.  In addition, we previously issued to the Placement Agent five-year warrants to purchase an aggregate of 200,000 shares of our Common Stock, at an exercise price of $0.50 per share (the “Agent Warrants”).

The Investor Warrants and Agent Warrants may be exercised in cash. The exercise price of the Investor Warrants and the Agent Warrants is subject to adjustment for stock splits, stock dividends, recapitalizations and the like.

None of the Units, Investor Warrants or Agent Warrants, or the Common Stock issuable upon conversion or exercise thereof, has been registered under the Securities Act of 1933 and none may be offered or sold absent registration or an applicable exemption from registration.

Item 2.02   Results of Operations and Financial Condition.

On December 30, 2010, National Holdings Corporation (the “Company”) issued a press release announcing its results of operations for the Fiscal Year ended September 30, 2010.  A copy of the press release is attached as Exhibit 99.1 to this report. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended.

Item 3.02   Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The sale and issuance of the Units, Investor Warrants and Agent Warrants (and the issuance of shares of Common Stock upon exercise thereof) have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01   Financial Statements and Exhibits.

(c)  Exhibits.

4.11	Form of Investor Warrant.
10.37	Registration Rights Agreement, dated as of December 13, 2010 by and between National Holdings Corporation and the investors signatory thereto.
99.1	Press release issued by National Holdings Corporation on December 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION

By:	/s/ Leonard J. Sokolow
Leonard J. Sokolow President

Dated: January 5, 2011